EXHIBIT 10.6

INVESTMENT MANAGEMENT TRUST AGREEMENT

INVESTMENT MANAGEMENT TRUST AGREEMENT, dated as of [________], 2006, between SYMMETRY HOLDINGS INC., a Delaware corporation (the “Company”), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has filed with the Commission the Registration Statement relating to the IPO;

WHEREAS, the Registration Statement has been declared effective by the Commission;

WHEREAS, the Company and the Underwriters are entering into the Underwriting Agreement;

WHEREAS, as described in the Registration Statement, contemplated by the Charter and required by the Underwriting Agreement, (a) the Company has agreed to deposit in trust with the Trustee $___________________ of the net proceeds from the IPO ($________________, if the Underwriters’ over-allotment option is exercised in full) and (b) the Underwriters have agreed to deposit in trust with the Trustee the Contingent Discount, in each case for the benefit of the Beneficiaries; and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold and disburse such deposits.

NOW, THEREFORE, in consideration of the premises, representations and warranties, and the mutual covenants and agreements, contained herein and other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.	Definitions.

(a)        Definitions.  As used herein, the following terms shall have the following meanings:

“Agreement” shall mean this Investment Management Trust Agreement, including Exhibits and Schedules, in each case, as amended or supplemented from time to time.

“Beneficiaries” shall mean the Company, the Public Stockholders, the Existing Stockholders and the Underwriters, as their respective interests may appear.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Charter” shall mean the Amended and Restated Certificate of Incorporation of the Company.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the Common Stock, par value $.001 per share, of the Company.

“Company” shall have the meaning given to it in the title.

“Confidential Information” shall have the meaning given to it in Section 10(a)(i).

“Confirmation of Closing” shall mean a written notice, addressed to the Trustee and signed by the Company, that an Initial Business Combination will be consummated on the date of such notice.

“Contingent Discount” shall mean $________________ of the underwriting discounts and commissions in connection with the IPO ($________________, if the Underwriters’ over-allotment option is exercised in full), representing deferred underwriting discounts and commissions.

“Conversion Right” shall mean the right of a Public Stockholder to convert its shares of Common Stock into cash, as provided in the Charter.

“Disclosing Party” shall have the meaning given to it in Section 10(a)(i).

“Existing Stockholders” shall mean the holders of shares of Common Stock outstanding immediately prior to the IPO.

“Final Combination Termination Letter” shall mean a direction letter addressed to the Trustee, substantially in the form of Exhibit C, signed by the Company and the Representative.

“Final Liquidation Termination Letter” shall mean a direction letter addressed to the Trustee, substantially in the form of Exhibit E, signed by the Company.

“Governmental Authority” shall mean any government (including any United States federal, foreign, state, provincial, city, municipal, cantonal or county government), any political subdivision thereof and any governmental, administrative, ministerial, regulatory, central bank, self-regulatory, quasi-governmental, taxing, executive or legislative department, commission, body, agency, authority or instrumentality of any thereof.

“ICA” shall mean the Investment Company Act of 1940, as amended.

2

“Income Disbursement Request Letter” shall mean a notice addressed to the Trustee, substantially in the form of Exhibit G, signed by the Company.

“Income Statement” shall have the meaning given to it in Section 4(f).

“Initial Business Combination” shall have the meaning set forth in the Charter.

“Initial Combination Notice” shall mean a notice addressed to the Trustee, substantially in the form of Exhibit A, signed by the Company.

“Initial Liquidation Notice” shall mean a notice addressed to the Trustee, substantially in the form of Exhibit D, signed by the Company.

“Initial Notice or Termination Letter” shall mean any of the Initial Combination Notice, the Revocation of Initial Combination Notice, the Initial Liquidation Notice, the Final Combination Termination Letter or the Final Liquidation Termination Letter.

“IPO” shall mean the initial firm commitment underwritten public offering of securities registered under the Securities Act.

“IPO Shares” shall have the meaning given to it in the Charter.

“Judicial Authority” shall mean any court, arbitrator, special master, receiver, tribunal or similar body of any kind.

“Law” shall mean any treaty, code, statute, law (including common law), rule, regulation, or ordinance of any kind of any Governmental Authority.

“Letter of Transmittal” shall mean a letter of transmittal in the form provided by the Company, duly completed and signed by a Public Stockholder holding IPO Shares, with respect to the exercise of a Conversion Right by such Public Stockholder.

“Liquidation Termination Date” shall mean the later of (i) 18 months after the closing of the IPO or (ii) 24 months after the closing of the IPO if a letter of intent, agreement in principle or definitive agreement to consummate an Initial Business Combination was executed within such 18-month period and such Initial Business Combination was not consummated within such 18-month period.

“Officers’ Certificate” shall mean an officers’ certificate of the Company signed by any two officers of the Company.

“Order” shall mean any judgment, writ, decree, directive, decision, injunction, ruling, award or order (including any consent decree or cease and desist order) of any kind of any Governmental Authority or Judicial Authority.

“Parties” shall mean the Company and the Trustee.

3

“Permitted Investments” shall mean any (a) Treasury Bill issued by the United States, having a maturity of 180 days or less or (b) money market fund selected by the Company that meets the conditions specified in Rule 2a-7 promulgated under the ICA.

“Per Share Conversion Price” shall have the meaning given to it in the Charter.

“Person” shall mean an individual, a partnership, a sole proprietorship, a company, a firm, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a union, a group acting in concert, a Judicial Authority, a Governmental Authority or any other entity or association of any kind.

“Post-Closing Conversion Right Notice” shall mean written notice, addressed to the Trustee and signed by the Company, that a Public Stockholder has exercised a Conversion Right after the date of the consummation of an Initial Business Combination.

“Public Stockholders” shall mean the holders of the Common Stock issued in the IPO.

“Receiving Party” shall have the meaning given to it in Section 10(a)(i).

“Registration Statement” shall mean the Registration Statement on Form S-1 (File No. 333-135353) filed by the Company with the Commission.

“Representative” shall mean FTN Midwest Securities Corp. as representative of the Underwriters.

“Revocation of Initial Combination Notice” shall mean a letter addressed to the Trustee, substantially in the form of Exhibit B, signed by the Company.

“Tax Disbursement Request Letter” shall mean a notice addressed to the Trustee, substantially in the form of Exhibit F, signed by the Company.

“Trust Account” shall have the meaning given to it in Section 3.

“Trustee” shall have the meaning given to it in the title.

“Trust Property” shall mean the amount initially delivered to the Trustee pursuant hereto, and shall include, when received by the Trustee, all income (including income on income) arising from investment of the amount so delivered, and shall exclude, when distributed or deducted by the Trustee, all amounts distributed or deducted from the Trust Account pursuant hereto.

“Underwriters” shall mean the underwriters of the IPO.

“Underwriting Agreement” shall mean the underwriting agreement with respect to the IPO.

4

(b)	Interpretation. Unless otherwise expressly specified in this Agreement:

(i)     the words “hereof”, “hereby” and “hereunder,” and correlative words, refer to this Agreement as a whole and not any particular provision;

(ii)    the words “includes” and “including”, and correlative words, are deemed to be followed by the phrase “without limitation”;

(iii)    the word “written” and the phrase “in writing,” and correlative words and phrases, include electronic and facsimile transmissions;

(iv)    the words “asset” and “property” are synonymous and include owned, leased and licensed real, personal and intangible property of every kind, including contractual rights, tort claims, cash, securities and information;

(v)    the masculine, feminine or neuter form of a word includes the other forms of such word and the singular and plural forms of a word have correlative meanings;

(vi)    the word “or” is not exclusive;

(vii)   the words “will” and “shall” shall be construed to have the same meaning and effect;

(viii)   references to a Person shall include the successors and assigns thereof permitted by this Agreement;

(ix)    references to any Law or Order mean such Law or Order as amended, modified or supplemented and, in the case of any Law, also shall mean any successor Law;

(x)    references to a “board of directors” of a Person mean the board of directors or correlative governing body or authority of such Person and include any committee thereof, references to an “officer” or “director” of a Person mean an officer, director, executive, manager or trustee of such Person or an individual performing correlative functions for such Person, references to the words “stockholder” and “shareholder” are synonymous, and references to the “stockholders” or “shareholders” of a Person mean the stockholders, shareholders or other owners of equity interests (including partners and members) of such Person;

(xi)    references to an Article, Section, Schedule or Exhibit mean an Article or Section of, or a Schedule or Exhibit to, this Agreement; and

(xii)    capitalized terms that are correlative to terms defined in Section 1(a) shall have correlative meanings.

2.       Appointment of Trustee. The Company hereby appoints the Trustee to act in accordance with and subject to the terms and conditions of this Agreement, and the Trustee hereby accepts such appointment and agrees to act in accordance with and subject to such terms

5

and conditions. The Trustee hereby consents to the inclusion of its name and the description of it in the Registration Statement and other materials relating to the IPO.

3.   Trust Account. The Trustee shall receive and hold the Trust Property in trust for the benefit of the Beneficiaries in one or more segregated trust accounts (collectively, the “Trust Account”) established by the Trustee at a branch of JPMorgan Chase Bank, N.A., selected by the Trustee.

4.    Combination; Liquidation and Distribution; Taxes and Disbursements.

(a)      Initial Combination Notice. If a proposed Initial Business Combination is approved by the Company’s stockholders as contemplated by the Charter, the Company shall promptly deliver to the Trustee the Initial Combination Notice. Upon receipt thereof, the Trustee shall take such action, if any, as may be required to make the Trust Property available for immediate distribution by the date specified in the Initial Combination Notice. If the Company later determines that such proposed Initial Business Combination will not be consummated, it shall promptly deliver to the Trustee a Revocation of Initial Combination Notice. Upon receipt thereof, the Trustee shall reinvest, in accordance with the terms of this Agreement, any Trust Property that shall have been so made available.

(b)      Final Combination Notice. At least two (2) Business Days in advance of the anticipated date of consummation of a proposed Initial Business Combination, the Company shall deliver to the Trustee the Final Combination Termination Letter. Upon the actual date of consummation of a proposed Initial Business Combination, the Company shall deliver a Confirmation of Closing and the Trustee shall disburse the Trust Property as directed in the Final Combination Termination Letter.

(c)      Payment Instructions.  Subject to the last sentence of this paragraph and in addition to any other Person to whom disbursements are to be made, the Final Combination Termination Letter will include instructions to the Trustee to pay, electronically or by check, in accordance with the instructions in any Letter of Transmittal received by the Company on or prior to the date on which the Final Combination Termination Letter is delivered to the Trustee, the aggregate Per Share Conversion Price payable in respect of the IPO Shares so tendered and covered by each such Letter of Transmittal (after giving effect to any required tax withholdings) to the Person to whom payment thereof is directed in each such Letter of Transmittal. If a Letter of Transmittal is not received so that payment may not be made to a Public Stockholder exercising its Conversion Rights, the monies represented by such Conversion Right may be held in the Trust Account pending resolution of the relevant Conversion Right. If a Public Stockholder shall have properly exercised and perfected its Conversion Rights but shall not have properly delivered a duly executed and completed Letter of Transmittal to the Company prior to the date on which the Final Combination Termination Letter shall have been delivered to the Trustee, the Final Combination Termination Letter shall direct the Trustee to hold in the Trust Account the amount which would otherwise be disbursed to such Public Stockholder. Upon receipt of any such Letter of Transmittal, the Company shall promptly deliver a Post-Closing Conversion Right Notice to the Trustee which will include instructions to the Trustee to pay, electronically or by check, in accordance with the instructions in such Letter of Transmittal, the

6

aggregate Per Share Conversion Price payable in respect of the IPO Shares so tendered and covered by such Letter of Transmittal (after giving effect to any required tax withholdings) to the Person to whom payment thereof is directed in such Letter of Transmittal. At any time beginning 180 days after the consummation of the Initial Business Combination, the Company may direct the Trustee to pay over to the Company any portion of the Trust Account then remaining in respect of IPO Shares as to which the Conversion Right shall have been properly exercised and perfected. After such payment, Public Stockholders holding IPO Shares as to which the Conversion Right shall have been properly exercised and perfected shall be entitled to look solely to the Company (subject to abandoned property, escheat and other similar Laws) as general creditors thereof with respect to the Per Share Conversion Price payable in respect of such IPO Shares.

(d)      Liquidation. If the Initial Business Combination shall not have been consummated prior thereto, then, on the Liquidation Termination Date, the Company shall promptly deliver to the Trustee the Initial Liquidation Notice. Upon receipt thereof, the Trustee shall take such action, if any, as may be required to make the Trust Property available for immediate distribution by the date specified in the Initial Liquidation Notice. At least five (5) Business Days in advance of the anticipated date of distribution, the Company shall deliver to the Trustee the Final Liquidation Termination Letter, which will include instructions to the Trustee to disburse such funds in accordance with the Company’s plan of distribution, as provided in the Charter. Upon the actual date of distribution, the Trustee shall disburse the Trust Property as directed in the Final Liquidation Termination Letter.

(e)      Compliance with Other Agreements.   When delivering instructions to the Trustee as to whom disbursements should be made under Sections 4(b), 4(c) and 4(d), the Company shall do so in accordance with the Charter and the Underwriting Agreement, as well as this Agreement.

(f)  Distributions for Payment of Taxes. Within ten (10) Business Days after the Trustee’s receipt from JPMorgan Chase Bank, N.A. of monthly statements as to the income arising from the Trust Property for the prior calendar month (an “Income Statement”), the Trustee shall provide the Company with such Income Statement. The Company shall timely prepare each federal and state tax return (and shall prepare quarterly estimates in respect thereof, as applicable) required to be filed in respect of income arising from the Trust Property. At least twenty (20) Business Days before the date upon which the taxes shown thereon to be due are required to be paid, the Company shall deliver to the Trustee a Tax Disbursement Letter in respect of such taxes. Funds for payment of such taxes shall be disbursed from the Trust Account and the Trustee shall take such action, if any, as may be required to make the Trust Property available for immediate distribution by the date specified in the Tax Disbursement Letter. Within five (5) Business Days after receipt from the Trustee of such disbursement, the Company shall file and wire to the relevant taxing authority such tax return (or quarterly estimate, as applicable) and payment of such taxes. In no event shall the aggregate amount of all funds disbursed to the Company pursuant to this Section 4(f) exceed the income in respect of which such taxes are due and owing.

(g)      Distributions of Income. At any time during a calendar month prior to the Liquidation Termination Date, the Company may deliver to the Trustee an Income Disbursement

7

Request Letter, for disbursement of up to the lesser of (x) $100,000 and (y) the after-tax income arising from the Trust Property during the prior calendar month, provided, that the amount distributed by the Trustee to the Company pursuant to this Section 4(g) shall not exceed $1,500,000 in the aggregate. Funds for payment of such taxes shall be disbursed from the Trust Account and the Trustee shall take such action, if any, as may be required to make the Trust Property available for immediate distribution by the date specified in the Tax Disbursement Letter.

(h)      Funds Subject to Withdrawal Penalties. If any Trust Property cannot be made available for immediate distribution as contemplated hereby without penalty, the Trustee shall promptly so notify the Company. The Trustee shall take such action, if any, as may be required to make the Trust Property available for immediate distribution by the date contemplated by the notice delivered in accordance with the terms hereof unless, within ten (10) Business Days prior to the anticipated date of disbursement, the Company and the Representative give joint written instructions to the contrary. If such instructions are given, the Trustee will follow such instructions.

5.   Investments. Upon written instruction of the Company, the Trustee shall, in a timely manner, invest and reinvest the Trust Property in any Permitted Investment; provided, that if such Permitted Investment is a money market fund selected by the Company that meets the conditions specified in Rule 2a-7 promulgated under the ICA, the written instruction shall include the exact name and trading symbol of the fund selected by the Company.

6.	Other Agreements.

(a)	Trustee. The Trustee agrees to:

(i)     manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(ii)     provide the Representative with a copy of any Initial Notice or Termination Letter, Officers’ Certificate and other correspondence that it receives from the Company with respect to any proposed withdrawal or disbursement from the Trust Account promptly after it receives the same;

(iii)    provide the Company and the Representative with a copy of any communications received by it from any Person other than the Company with respect to the Trust Account or any Trust Property promptly after it receives the same;

(iv)    supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account;

(v)     participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Trust Property, if, as and when instructed by the Company (and/or, solely as it relates to the Contingent Discount, the Representative) to do so;

8

(vi)    render to the Company and the Representative, and to such other Person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account, reflecting all receipts and disbursements of the Trust Account;

(vii)    follow the following security procedures with respect to funds transferred from the Trust Account: (1) upon receipt of any written instructions, confirm such instructions with an authorized individual at an authorized telephone number listed on Exhibit H; (2) in executing funds transfers, rely upon account numbers or other identifying numbers of a

Beneficiary, Beneficiary’s bank or an intermediary bank, rather than names (and the Trustee will not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number so long as it has accurately transmitted the numbers provided); and (3) notify the Company immediately if it has reason to believe unauthorized Persons may have obtained access to such information;

(viii)   not make any claims or otherwise proceed against the Trust Account, including by way of set-off (and the Trustee shall not be entitled to any funds in the Trust Account under any circumstance except as otherwise provided herein); and

(ix)    complete the liquidation of the Trust Property and distribute the Trust Property in the Trust Account only as directed in the Final Combination Termination Letter or the Final Liquidation Termination Letter, as the case may be.

(b)     Company. The Company shall notify the Trustee immediately of any change in its authorized personnel from the personnel set forth on Exhibit H.

7. Trustee.

(a)      Fees. The Company shall pay the Trustee the initial acceptance fee and annual fee set forth on Schedule A (it being expressly understood that the Trust Property shall not be used to pay such fees). The Company shall pay the Trustee the initial acceptance fee and the first year’s annual fee on the date of consummation of the IPO, and shall pay each subsequent year’s annual fee on the anniversary of such date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Property. The Company shall not be responsible for any other fees or charges of the Trustee except as may be provided in Section 7(e), Schedule A or this Section 7(a) (it being expressly understood that the Trust Property shall not be used to pay any such fees or charges).

(b)      Reliance. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper Person or Persons. Except as otherwise required herein, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be

9

given by any one of the Persons authorized under Section 6(b) to give written instructions, provided, that the Company promptly confirms such instructions in writing.

(c)      Actions. Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or opinion of counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or opinion of counsel. The Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(d)      No Representations. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement, and shall not be accountable for the Company’s use of the proceeds from the Trust Account.

(e)      Indemnity. The Company shall hold the Trustee harmless from and against, and indemnify the Trustee for, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, claim or proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, that in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Trust Property or any income earned from investment of the Trust Property, except for expenses and losses resulting from the Trustee’s gross negligence, bad faith or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, claim or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 7(e), it shall give the Company written notice thereof, specifying in reasonable detail the nature and all known particulars related thereto.

(f)      Limitations of Liability. The Trustee shall have no responsibility or liability to:

(i)     take any action with respect to the Trust Property (other than as directed in Sections 4, 5 and 6), and it shall have no liability to any party except for liability arising out of its own gross negligence, bad faith or willful misconduct;

(ii)    institute any action, claim or proceeding for the collection of any principal and income arising from, or institute, appear in or defend any action, claim or proceeding of any kind with respect to, any of the Trust Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(iii)    change the investment of any Trust Property, other than in compliance with Section 5;

(iv)    refund any depreciation in principal of any Trust Property;

10

(v)    assume that the authority of any Person designated by the Company or the Representative to give instructions hereunder shall not be continuing unless provided otherwise in such designation or unless the Company or the Representative shall have delivered a written revocation of such authority to the Trustee;

(vi)    the other Party hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence, bad faith or willful misconduct;

(vii)   verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement unless an officer of the

Trustee has actual knowledge thereof, written notice of such event shall have been sent to the Trustee or as otherwise required under Sections 4(a-h);

(viii)   prepare, execute or file any tax reports, income or other tax returns or pay any taxes with respect to income or activities relating to the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company (including income tax obligations), it being expressly understood that, as set forth in Section 4(f), if there is any income or other tax obligation relating to the Trust Account or the Trust Property, as determined by the Company and regardless of whether such tax is payable by the Company or the Trust, at the written instruction of the Company, the Trustee shall make funds available in cash from the Trust Property in an amount specified by the Company as owing to the applicable taxing authority, which amount shall be paid directly to the Company pursuant to a Tax Disbursement Letter; or

(ix)     verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Section 4(f) and 4(g).

(g)      Removal or Resignation. The Company may remove the Trustee at any time, without assigning any cause therefor, by delivering to the Trustee and the Representative written notice of removal, effective not less than ninety (90) days after receipt by the Trustee and the Representative of such notice. If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, during which time the Trustee shall continue to act in accordance with the terms of this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including the transfer of copies of the reports and statements relating to the Trust Account. Any removal or resignation shall not be effective until the Company has duly appointed and approved a successor trustee and all of the Trust Property held by the Trustee in the Trust Account has been duly transferred to the successor trustee. If the Company does not locate a successor trustee within ninety (90) days of receipt of a resignation notice from the Trustee, the Trustee may (but shall not be obligated to) submit an application to have the Trust Property deposited with the United States District Court for the Southern District of New York

11

and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by the other Party after such deposit.

8.   Termination. This Agreement shall terminate (and the Trust Account shall be closed) upon distribution of all of the funds in the Trust Account pursuant to the terms hereof. Sections 7 and 10 shall survive any such termination.

9.	Representations and Warranties.

(a)	Company. The Company represents, warrants and covenants that:

(i)  it is a corporation that is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation; it has the corporate power and authority necessary to (i) execute, deliver and perform its obligations under this Agreement,

(ii) consummate the transactions contemplated hereby and (iii) conduct its business; it is duly qualified or licensed and in good standing as a foreign corporation authorized to do business under the laws of each jurisdiction in which the ownership, leasing or use of assets by it or the conduct of business by it requires such licensing or qualification; and it is not in violation of any provision of its organizational documents;

(ii)  the execution and delivery of this Agreement by it, the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part; this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws that may affect creditors’ rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in an action, claim or proceeding in equity or at law); and this Agreement has been duly executed by it; and

(iii)  it has, and during the term of this Agreement will maintain, the right under all applicable laws, rules and regulations necessary to perform its obligations under this Agreement and consummate the transactions contemplated hereby.

(b)  Trustee. The Trustee represents, warrants and covenants that (i) it is a corporation duly organized and validly existing under the laws of its jurisdiction of formation, (ii) it has full power and authority necessary to execute, deliver and perform its obligations under this Agreement, and (iii) this Agreement has been duly executed by it.

12

10. Miscellaneous.

(a)	Confidentiality.

(i) Subject to Section 10(a)(iii), all information (whether in written, electronic, oral or other form and including trade secrets and non-public, confidential or proprietary information) received by the Trustee or its agents, advisors or other representatives (individually and collectively, the “Receiving Party”) relating to (1) the Company, its subsidiaries or affiliates or its or their agents, advisors or other representatives (individually and collectively, a “Disclosing Party”) or (2) this Agreement or the transactions contemplated hereby, in each case, furnished by or on behalf of or obtained from a Disclosing Party, before or after the date hereof, shall be treated as confidential (collectively, the “Confidential Information”).

(ii) The Receiving Party (1) will keep all of the Confidential Information confidential and will not disclose any of the Confidential Information in any manner whatsoever (except as required by applicable law), without the prior written consent of the relevant Disclosing Party, and (2) will not use any of the Confidential Information in any manner whatsoever other than in connection with the consummation of the transactions contemplated hereby; provided, however, that Confidential Information may be revealed to agents, advisors or other representatives of the Receiving Party who (x) need to know such Confidential Information for the purpose of consummating such transactions, (y) are informed in writing by the Receiving Party of the confidential nature and restricted use of such Confidential Information and (z) agree to observe the terms of this Section 10(a) as if they were Parties.

(iii) Confidential Information shall not include information to the extent, but only to the extent, that such information is (1) on the date hereof part of, or after the date hereof becomes part of, the public domain other than as a result of disclosure by the Receiving Party or any of its agents, advisors or other representatives where such disclosure constituted or constitutes a breach of this Section 10(a), (2) is on the date hereof known by or available to the Receiving Party or its agents, advisors or other representatives so long as such knowledge or availability is demonstrated by reasonably convincing written (or, if dating is demonstrated by reasonably convincing evidence, electronic) evidence, (3) after the date hereof becomes known by or available to the Receiving Party on a non-confidential basis from a source (other than a Disclosing Party) which, to the knowledge of the Receiving Party, after due inquiry, is not prohibited from disclosing such information by a statutory, regulatory, contractual or fiduciary obligation or (4) after the date hereof developed by the Receiving Party independent of any information furnished by or on behalf of or obtained from a Disclosing Party so long as such independent development is clearly and convincingly demonstrated by dated written (or, if dating can be independently demonstrated by reasonably convincing evidence, electronic) records of a type that is customarily generated and maintained by the Receiving Party in the ordinary course consistent with past practices.

(b)     Notices. All notices and demands required or permitted to be given pursuant to this Agreement shall be transmitted by personal delivery, by a nationally recognized courier service, by registered or certified mail, return receipt requested, postage prepaid, or by facsimile and shall be addressed as follows:

13

When the Company is the intended recipient:

Symmetry Holdings Inc.

432 Scarborough Road

Briarcliff Manor, NY 10510

Attention: Chief Executive Officer

Facsimile:  (212) 808-7897

With a copy to:

Kelley Drye & Warren LLP

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901

Attention:  Randi-Jean G. Hedin

Facsimile:  (203) 327-2669

When the Trustee is the intended recipient:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attention: Steven G. Nelson

Facsimile: (212) 509-5150

A Party may designate a new address to which notices required or permitted to be given pursuant to this Agreement shall thereafter be transmitted by giving written notice to that effect to the other Party. Each notice transmitted in the manner described in this Section 10(b) shall be deemed to have been given, received and become effective for all purposes at the time it shall have been (x) delivered to the addressee as indicated by the affidavit of the messenger (if transmitted by personal delivery), the receipt of the courier service (if transmitted by courier service), the return receipt (if transmitted by mail) or the answer back or call back (if transmitted by facsimile) or (y) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

(c)    Governing Law; Forum; Jury Trial. THE VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Each Party agrees that any action, claim or proceeding arising out of this Agreement or the breach or threatened breach of this Agreement shall be commenced and prosecuted in a court in the State of New York. Each Party consents and submits to the non-exclusive personal jurisdiction of any court in the State of New York in respect of any such action, claim or proceeding. Each Party consents to service of process upon it with respect to any such action, claim or proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws. Each Party waives any objection that it may now or hereafter have to the laying of venue of any

14

such action, claim or proceeding in any court in the State of New York and any claim that it may now or hereafter have that any such action, claim or proceeding in any court in the State of New York has been brought in an inconvenient forum. EACH PARTY WAIVES TRIAL BY JURY IN ANY SUCH ACTION, CLAIM OR PROCEEDING.

                             (d)    Binding Effect; Assignment; Third Party Beneficiaries. This Agreement shall be binding upon the Parties and their respective successors and assigns and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall assign any of its rights or delegate any of its duties under this Agreement (by operation of law or otherwise) without the prior written consent of the other Party. Any assignment of rights or delegation of duties under this Agreement by a Party without the prior written consent of the other Party, if such consent is required hereby, shall be void. No such assignment or delegation shall relieve the assignor or delegator of its obligations hereunder, except that if a party assigns or delegates as permitted hereunder with the prior written consent of the other parties, then it shall be relieved of those obligations assumed by its transferee. Except for any such transferee, the Public Stockholders, the Existing Stockholders and the Underwriters, no Person shall be, or be deemed to be, a third party beneficiary of this Agreement other than as expressly set forth herein.

(e)      Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous agreements, representations, warranties and understandings (whether oral or written) by or between the Parties with respect to the subject matter hereof.

(f) Amendments. No addition to, and no cancellation, renewal, extension, modification or amendment of, this Agreement shall be binding upon a Party unless such addition, cancellation, renewal, extension, modification or amendment is set forth in a written instrument that states that it adds to, amends, cancels, renews, extends or modifies this Agreement and that is executed and delivered on behalf of each Party by an officer of, or attorney-in-fact for, such Party, and each such cancellation, renewal, extension, modification or amendment shall be subject to (1) the prior written consent of the Representative and (2) in the case of an amendment to Section 4 or any other amendment that materially adversely affects the interests of the Public Stockholders, the approval of the holders of more than fifty percent (50%) of the then outstanding IPO Shares; provided, that notwithstanding the foregoing, this Agreement may be amended or supplemented without consent of the Trustee or the Representative to (x) cure any ambiguity or omission or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision contained herein, (y) add further covenants, restrictions or conditions of the Company for the benefit of the Trustee or the Beneficiaries, or (z) make any other change that is not adverse to the Trustee or the Beneficiaries.

(g)  Waivers. No waiver of any provision of this Agreement shall be binding upon a Party, unless such waiver is expressly set forth in a written instrument that is executed and delivered by such Party and (in the case only of a waiver of any provision giving rights to the Representative to receive the Contingent Discount as contemplated herein) the Representative. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a Party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or

15

remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

(h)   Remedies Limited. No Party shall, for any reason or under any legal theory, be liable for any special, indirect, incidental or consequential damages arising out of any breach of or default under this Agreement, even if informed of the possibility of such damages in advance.

(i)	Headings; Counterparts; Interpretation.

(1)  The headings set forth herein have been inserted for convenience of reference only, shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement.

(2) This Agreement may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument. This Agreement shall become effective and be deemed to have been executed and delivered by each of the Parties at such time as counterparts shall have been executed and delivered by each of the Parties, regardless of whether each of the Parties has executed the same counterpart. It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of all of the Parties. Delivery of a counterpart by facsimile shall be as effective as delivery of an original.

(3)   Each of the Parties has participated substantially in the negotiation and drafting of this Agreement and no ambiguity herein shall be construed against the draftsman.

(j)     Severability. If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (1) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the Parties as expressed in, and the benefits to the Parties provided by, this Agreement or (2) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including addition of necessary further provisions to this Agreement) so as to give effect to the intent so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation nor severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

[remainder of page intentionally left blank]

16

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

SYMMETRY HOLDINGS INC.

By:_________________________________

Name:

Title:

CONTINENTAL STOCK TRANSFER & TRUST

COMPANY, as Trustee

By:_________________________________

Name:

Title:

17

Schedule A

Fee Item	Time / Method of Payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$1,000

Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO, by wire transfer or check	$3,000

Transaction processing fee for disbursements to Company under Section 4(f) and 4(g)	Deducted by the Trustee from accumulate income at the time of disbursement	$250

18

EXHIBIT A

Initial Combination Notice

[LETTERHEAD OF COMPANY]

[INSERT DATE]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attention: Steven G. Nelson

Re: Trust Account No. _______________ - Initial Combination Notice

Ladies and Gentlemen:

Reference is made to the Investment Management Trust Agreement, dated as of [________], 2006 (the “Trust Agreement”) between Symmetry Holdings Inc. (the “Company”) and you, as trustee (the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Trust Agreement. Pursuant to Section 4(a) of the Trust Agreement, the Company hereby advises you that a proposed Initial Business Combination has been approved by the Company’s stockholders as contemplated by the Charter. The Company currently anticipates that the Initial Business Combination will be consummated on or about [_______________] (the “Anticipated Consummation Date”).

If certain deposits held in the Trust Account may not be made immediately available by the Anticipated Consummation Date without penalty, the Trustee shall notify the Company and the Representative of the same and the Company and the Representative shall issue joint written instructions directing the Trustee as to whether such funds should remain in the Trust Account and be distributed after the Anticipated Consummation Date.

Very truly yours,

SYMMETRY HOLDINGS INC.

By:_________________________________

Name:

Title:

cc: FTN Midwest Securities Corp.

19

EXHIBIT B

Withdrawal of Initial Combination Notice

[LETTERHEAD OF COMPANY]

[INSERT DATE]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attention: Steven G. Nelson

Re: Trust Account No. _______________ - Revocation of Initial Combination Notice

Ladies and Gentlemen:

Reference is made to the Investment Management Trust Agreement, dated as of [________], 2006 (the “Trust Agreement”) between Symmetry Holdings Inc. (the “Company”) and you, as trustee (the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Trust Agreement. Reference is made to the Initial Combination Notice dated as of [___________] advising you that, pursuant to Section 4(a) of the Trust Agreement, a proposed Initial Business Combination was approved by the Company’s stockholders as contemplated by the Charter.

Pursuant to Section 4(b) of the Trust Agreement, the Company hereby (a) notifies you that it has determined that the Initial Business Combination will not be consummated on or about the Anticipated Consummation Date.

Very truly yours,

SYMMETRY HOLDINGS INC.

By:_________________________________

Name:

Title:

cc: FTN Midwest Securities Corp.

20

EXHIBIT C

Final Combination Termination Letter

[LETTERHEAD OF COMPANY]

[DATE] [at least two (2) Business Days in advance of Initial Business Combination]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attention: Steven G. Nelson

Re: Trust Account No. _______________ - Final Combination Termination Letter

Ladies and Gentlemen:

Reference is made to the Investment Management Trust Agreement, dated as of [________], 2006 (the “Trust Agreement”) between Symmetry Holdings Inc. (the “Company”) and you, as trustee (the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Trust Agreement. Reference is made to the Initial Combination Notice dated as of [___________] advising you that, pursuant to Section 4(a) of the Trust Agreement, a proposed Initial Business Combination was approved by the Company’s stockholders as contemplated by the Charter.

Pursuant to Section 4(c) of the Trust Agreement, the Company hereby notifies you that it anticipates that the actual date of the consummation of the Initial Business Combination (the “Actual Consummation Date”) will be [______________]. The Company and the Representative hereby (a) instruct that the funds, including the Contingent Discount, held in the Trust Account, be disbursed in accordance with the instructions attached hereto as Schedule 1. If the Initial Business Combination is not consummated on the Actual Consummation Date as described in this letter, we will notify you thereof within two (2) Business Days after the Actual Consummation Date.

Very truly yours,

SYMMETRY HOLDINGS INC. By:_________________________________ Name: Title:	FTN MIDWEST SECURITIES CORP. By:_________________________________ Name: Title:

21

SCHEDULE 1

PAYMENT INSTRUCTIONS

[TO COME]

22

EXHIBIT D

Initial Liquidation Notice

[LETTERHEAD OF COMPANY]

[INSERT DATE]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attention: Steven G. Nelson

Re: Trust Account No. _______________ - Initial Liquidation Notice

Ladies and Gentlemen:

Reference is made to the Investment Management Trust Agreement, dated as of [________], 2006 (the “Trust Agreement”) between Symmetry Holdings Inc. (the “Company”) and you, as trustee (the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Trust Agreement. Pursuant to Section 4(d) of the Trust Agreement, the Company hereby advises you that a Liquidation Termination Date has occurred and that the anticipated date of distribution is [_________________].

Very truly yours,

SYMMETRY HOLDINGS INC.

By:________________________________

Name:

Title

cc: FTN Midwest Securities Corp.

23

EXHIBIT E

Final Liquidation Termination Letter

[LETTERHEAD OF COMPANY]

[INSERT DATE AT LEAST FIVE (5) BUSINESS DAYS BEFORE THE DATE ON WHICH PAYMENT IS REQUESTED]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attention: Steven G. Nelson

Re: Trust Account No. _______________ - Final Liquidation Termination Letter

Ladies and Gentlemen:

Reference is made to the Investment Management Trust Agreement, dated as of [________], 2006 (the “Trust Agreement”) between Symmetry Holdings Inc. (the “Company”) and you, as trustee (the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Trust Agreement. Reference is made to the Initial Liquidation Notice dated as of [___________] advising you that, pursuant to Section 4(d) of the Trust Agreement, a proposed Initial Business Combination was approved by the Company’s stockholders as contemplated by the Charter. Pursuant to Section 4(d) of the Trust Agreement, the Company hereby directs you to make payments in liquidation of the Trust Account on [_______________] in accordance with the instructions set forth on Schedule 1 attached hereto.

Very truly yours,

SYMMETRY HOLDINGS INC.

By:________________________________

Name:

Title

cc: FTN Midwest Securities Corp.

24

SCHEDULE 1

PAYMENT INSTRUCTIONS

[TO COME]

25

EXHIBIT F

Tax Disbursement Request Letter

[LETTERHEAD OF COMPANY]

[INSERT DATE]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attention: Steven G. Nelson

Re: Trust Account No. _______________ - Tax Disbursement Request Letter

Ladies and Gentlemen:

Reference is made to the Investment Management Trust Agreement, dated as of [________], 2006 (the “Trust Agreement”) between Symmetry Holdings Inc. (the “Company”) and you, as trustee (the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Trust Agreement. Pursuant to Section 4(f) of the Trust Agreement, the Company hereby advises the Trustee that an aggregate of [$_____________________] in taxes is due or estimated to be due in respect of income arising from the Trust Property for the period from [                    ], 200[__] to [                    ], 200[__], in such amounts and to such payees as indicated on the Schedule of Tax Payments attached hereto as Schedule 1.

In accordance with the terms of the Trust Agreement, the Company hereby requests that the Trustee (a) liquidate the Trust Property as needed to pay such taxes and (b) promptly after receipt of this request, disburse to the Company, through an electronic funds transfer, account debit or other method of payment specified on Schedule 1, an amount of funds equal to [$______________].

[remainder of page intentionally left blank]

26

Very truly yours,

SYMMETRY HOLDINGS INC.

By:________________________________

Name:

Title

cc: FTN Midwest Securities Corp.

27

SCHEDULE 1

SCHEDULE OF TAX PAYMENTS

[Payee]

Payment Date:
Amount:

[Payee]

Payment Date:
Amount:

[Payee]

Payment Date:
Amount:

Payment Instructions

[Method]:
[Bank Name]:
[Account Number]:

28

EXHIBIT G

Income Disbursement Request Letter

[LETTERHEAD OF COMPANY]

[INSERT DATE]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attention: Steven G. Nelson

Re: Trust Account No. _______________ - Income Disbursement Request Letter

Ladies and Gentlemen:

Reference is made to the Investment Management Trust Agreement, dated as of [________], 2006 (the “Trust Agreement”) between Symmetry Holdings Inc. (the “Company”) and you, as trustee (the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Trust Agreement. Pursuant to Section 4(g) of the Trust Agreement, the Company hereby advises the Trustee that there is an aggregate of [$___________________] in after-tax income arising from the Trust Property for the [                    ], 200[__] calendar month (the “After-Tax Income”).

In accordance with the terms of the Trust Agreement, the Company hereby requests that, promptly after its receipt of this request, the Trustee disburse to the Company [$                                        ] through an electronic fund transfer account debit or other method of payment specified on Schedule 1.

[remainder of page intentionally left blank]

29

Very truly yours,

SYMMETRY HOLDINGS INC.

By:________________________________

Name:

Title

cc: FTN Midwest Securities Corp.

30

Payment Instructions

[Method]:
[Bank Name]:
[Account Number]:

31

EXHIBIT H

Authorized Personnel

AUTHORIZED INDIVIDUAL(S)	AUTHORIZED
FOR TELEPHONE CALL BACK	TELEPHONE NUMBER(S)

COMPANY:

Symmetry Holdings Inc.

432 Scarborough Road

Briarcliff Manor, NY 10510

Attention: Corrado De Gasperis	(917) 733-0917

TRUSTEE:

[_________________]

32